UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  September 13, 2004

LOYALTYPOINT, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-21235	11-2780723
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3885 Crestwood Parkway, Suite 550, Duluth, GA 30096

(Address of Principal Executive Office) (Zip Code)

(770) 638-5101

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

On September 13, 2004 we acquired all of the assets of Your Auction Stop, LLC (“YAS”) from a limited liability company owned by two of our executive officers and the brother of one of these officers. Paul Robinson (our chief executive officer) and Stephen Avalone (our chief marketing officer) and Michael Avalone (Stephen Avalone’s brother) were the members or owners of YAS. We paid $25,000 in cash, issued a 12-month $75,000 note, issued 588,235 shares of our common stock, cancelled $6,900 debt owed to Schoolpop, Inc., our wholly-owned subsidiary, by YAS, and assumed a note payable to a third party with a current principal balance of $40,625. The cash and note payments are being paid to each of Paul Robinson, Stephen Avalone and Michael Avalone in accordance with their ownership interests of YAS. This will reimburse them for their initial investment. None of our common stock is being issued to Paul Robinson and Stephen Avalone. The agreement was unanimously approved by our board of directors, including Messrs. Paul Robinson and Stephen Avalone.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LOYALTYPOINT, INC.

Date: September 17, 2004	By:	/s/ PAUL ROBINSON
Paul Robinson Chief Executive Officer

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